Exhibit 10.1

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY,
Issuer
5.25% Contingent Convertible Senior Notes Due 2029
FIRST SUPPLEMENTAL INDENTURE
to the
INDENTURE
Dated December 22, 2009
U.S. Bank National Association,
Trustee
December 8, 2014

TABLE OF CONTENTS
ARTICLE 1
DEFINITIONS

Section 1.01.	Definition of Terms	3
ARTICLE 2
CONVERSION OF THE SECURITIES

Section 2.01.	Conversion Privilege	4
Section 2.02.	Conversion Procedure	4
Section 2.03.	Conversion Value of Securities Tendered	4
Section 2.04.	Form of Global Security	4
ARTICLE 3
MISCELLANEOUS

Section 3.01.	Ratification Of Indenture	5
Section 3.02.	Trustee Not Responsible for Recitals	5
Section 3.03.	Governing Law	5
Section 3.04.	Separability	5
Section 3.05.	Multiple Originals	5

FIRST SUPPLEMENTAL INDENTURE dated as of December 8, 2014 among AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY, an Iowa corporation (the "Company"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America (the "Trustee").

WHEREAS, the Company executed and delivered the Indenture, dated as of December 22, 2009 (the "Original Indenture") (the Original Indenture, as supplemented from time to time, including without limitation pursuant to this First Supplemental Indenture being referred to herein as the "Indenture") to provide, among other things, for the issuance of the Company's 5.25% Contingent Convertible Senior Notes Due 2029 (the "Convertible Notes");

WHEREAS, Section 9.01 of the Indenture provides that the Company and the Trustee may amend and supplement the Indenture without notice to, or the consent of, any Holder to make changes to the Indenture that do not adversely affect the rights of any Holder in any material respect;

WHEREAS, pursuant to the terms of the Indenture, the Company and the Trustee desire to supplement the Indenture hereby to permit any Holder to require the Company to pay the Conversion Value entirely in cash upon the conversion of a Security in accordance with Section 10.01 of the Indenture;

WHEREAS, the Board of Directors of the Company has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and take all actions necessary to make this Supplemental Indenture a valid instrument in accordance with its terms;

NOW THEREFORE, the Company covenants and agrees with the Trustee as follows:

ARTICLE 1
DEFINITIONS

Section 1.01. Definition of Terms.

Unless the context otherwise requires:

(a)a term defined in the Original Indenture has the same meaning when used in this Supplemental Indenture unless the definition of such term is amended and supplemented pursuant to this Supplemental Indenture;

(b)a term defined anywhere in this Supplemental Indenture has the same meaning throughout;

(c)	the singular includes the plural and vice versa;

(d)a reference to a Section, Paragraph or Article is to a Section, Paragraph or Article of the Indenture; and

(e)headings are for convenience of reference only and do not affect interpretation.

ARTICLE 2
CONVERSION OF THE SECURITIES

Section 2.01. Conversion Privilege.

The first paragraph of Section 10.01 (a) is hereby amended to read as follows:

(a)
Subject to the provisions of this Article 10, a Holder of a Security may convert such Security, at such Holder’s option, into either (x) cash equal to the Conversion Value or (y) cash and Common Stock equal to the Conversion Value (1) at any time on or after December 15, 2028 or (2) on or prior to December 6, 2029, if, in the case of clause (2) only, any of the following conditions are satisfied:

Section 2.02. Conversion Procedure.

The last sentence of Section 10.02 (a) is hereby amended to read as follows:

As promptly as practicable after the Conversion Date and in any event within four Business Days thereof, the Company shall deliver to the Holder through the Conversion Agent cash and, if applicable, shares of Common Stock in the amounts calculated in accordance with Section 10.14.

The following sentence is hereby added to the end of Section 10.02 (a):

A Holder who wishes to exercise the option to receive all cash consideration upon the conversion of a Security in accordance with Section 10.14 shall so indicate either on the back of the Security in the conversion notice or notify the Depositary pursuant to the Applicable Procedures.

Section 2.03. Conversion Value of the Securities Tendered

The first paragraph of Section 10.14 (a) is hereby amended to read as follows:

(a)
Holders tendering the Securities for conversion shall be entitled to receive, upon conversion of such Securities at such Holder’s option, either (x) cash or (y) cash and shares of Common Stock, the value of which (the “Conversion Value”) in each case shall be equal to the product of:

The first paragraph of Section 10.14 (b) is hereby amended to read as follows:

(b)
Subject to certain exceptions described below and under Sections 10.01(b) and 10.01(a)(iii), the Company shall deliver the Conversion Value to converting holders, at their option, either (x) entirely in cash or (y) as follows:

Section 2.04. Form Of Global Security.

The first sentence of Paragraph 7 of the reverse side of the Global Security is hereby amended to read as follows:

Upon satisfaction of the conditions set forth in Section 10.01(a) of the Indenture, a Holder of a Security may convert any portion of the principal amount of any Security that is an integral multiple of $1,000, at such Holder’s option, into either (x) cash or (y) cash and fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/10000th of a share) of Common Stock in accordance with Section 10.14 of the Indenture; provided that if such Security is called for redemption, the conversion right will terminate at the close of business on the second Business Day immediately preceding the Redemption Date of such Security (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed).

The second to last sentence of the first paragraph of Paragraph 7 of the reverse side of the Global Security is hereby amended to read as follows:

Except as provided in Section 10.02(c) of the Indenture, delivery of the cash, Principal Return, Net Shares and cash in lieu of fractional shares shall be deemed to satisfy the Company’s obligation to pay the principal amount of a converted Security and accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) thereon.

ARTICLE 3
MISCELLANEOUS

Section 3.01. Ratification Of Indenture.

The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture as it relates to the Securities in the manner and to the extent herein and therein provided.

Section 3.02. Trustee Not Responsible For Recitals.

The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 3.03. Governing Law.

This Supplemental Indenture and each Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York.

Section 3.04. Separability.

In case any one or more of the provisions contained in this Supplemental Indenture or in the Global Security shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Global Security, but this Supplemental Indenture and the Global Security shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 3.05 Multiple Originals.

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned, being duly authorized have executed this First Supplemental Indenture to the Indenture dated December 22, 2009 on behalf of the respective parties hereto as of the date first above written.
AMERICAN EQUITY INVESTMENT
LIFE HOLDING COMPANY

By:     /s/ Ted M. Johnson_____________
Name:     Ted M. Johnson_______________
Title:     CFO & Treasurer__ ___________

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:     /s/ Joshua A. Hahn ____________
Name:     Joshua A. Hahn _______________
Title:     Vice President ________________